UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2005

Alion Science and Technology
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2005, Alion Science and Technology Corporation (the "Company") and Credit Suisse First Boston, acting through its Cayman Islands Branch ("CSFB") entered into a commitment letter agreement effective as of March 4, 2005. Subject to certain conditions in the commitment letter agreement, CSFB agreed to provide the Company an incremental term loan in the aggregate principal amount of $72,000,000, in accordance with the Company’s existing senior credit facility arranged by CSFB. CSFB also agreed to use commercially reasonable efforts to arrange certain amendments to the Company’s existing senior credit facility.

The Company intends to use the incremental term loan proceeds to finance acquisitions permitted by the Company’s existing senior credit facility, to pay related fees and expenses, and for other general corporate purposes. CSFB’s commitment terminates on the earlier of April 30, 2005, or the closing of the incremental term loan.

A copy of the CSFB commitment letter agreement is attached to this current report on Form 8-K as Exhibit 10.49 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the CSFB commitment letter and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the CSFB commitment letter.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology

March 9, 2005	By:	John M. Hughes

Name: John M. Hughes
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.49	CSFB Commitment Letter